Capital City Bank Group, Inc.
Reports Fourth Quarter and Full Year 2008 Results

TALLAHASSEE, Fla. (January 26, 2009) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported a net loss of $1.7 million ($0.10 per diluted share) for the fourth quarter of 2008 compared to net income of $4.8 million ($0.29 per diluted share) for the third quarter of 2008 and net income of $7.7 million ($0.44 per diluted share) in the fourth quarter of 2007.  Net income for the year ended 2008 totaled $15.2 million ($.89 per diluted share) compared to $29.7 million ($1.66 per diluted share) for 2007.

Earnings for the fourth quarter of 2008 include a loan loss provision of $12.5 million ($.45 per diluted share) versus $10.4 million ($.37 per diluted share) in the third quarter of 2008 and $1.7 million ($.06 per diluted share) in the fourth quarter of 2007.  Earnings for the third quarter of 2008 also included a $6.25 million gain ($0.22 per diluted share) from the sale of a major portion of the bank’s merchant services portfolio.

Earnings for the full year 2008 include a loan loss provision of $32.5 million ($1.16 per diluted share) versus $6.2 million ($.21 per diluted share) for 2007.  In addition to the third quarter gain from the sale of a portion of the bank’s merchant services portfolio, earnings for the full year included a $2.4 million gain from the redemption of Visa, Inc. shares related to its initial public offering and the reversal of $1.1 million in Visa related litigation reserves.

“While disappointed with the fourth quarter, we are pleased with Capital City’s overall performance for the year,” said William G. Smith, Jr., chairman, president and chief executive officer.  “During the fourth quarter, management took aggressive action with problem credits, including charge-offs of $6.1 million and the addition of $6.5 million to the loan loss reserve.  During the year, Capital City doubled its loan loss reserve to $37.0 million and ended the year with a loan loss reserve equal to 1.89% of loans.  While problem credits and other real estate often involve protracted workout periods, we have reviewed the major relationships in these areas and are very encouraged by the workout plans the Capital City team has in place. While we are acutely focused on problem credits, Capital City will continue to pursue its underlying business growth strategy in 2009 and is prepared to capitalize on opportunities, both specific client relationships and acquisitions.

 “Capital City expects to be working the collections process aggressively, often going for court-ordered judgments to produce cash from liquidations occurring ahead of the lengthy foreclosure process.  We want history to eventually show that we had the most effective strategy and results among the Florida banks for managing our institution through this cycle.

“As we move into 2009, Capital City Bank Group continues to maintain a very strong and internally generated capital position, substantially above the regulatory guidelines to be considered well-capitalized.  At year-end the Tier I Risk-Based Capital, Total Risk-Based Capital and Tangible Equity to Assets ratios were 13.4%, 14.7% and 7.7%, respectively,” said Smith.  “We believe Capital City has sufficient capital to execute its business plan in 2009 and for the years ahead.”

The Return on Average Assets was -.28% and the Return on Average Equity was -2.24% for the fourth quarter of 2008.  These metrics were .76% and 6.34% for the third quarter of 2008 and 1.21% and 10.16% for the fourth quarter of 2007, respectively.

For the full year of 2008, the Return on Average Assets was .59% and the Return on Average Equity was 5.06% compared to 1.18% and 9.68%, respectively, for the full year of 2007.

Discussion of Financial Condition

Average earning assets were $2.151 billion for the fourth quarter, a decrease of $56.8 million, or 2.57% from the third quarter of 2008, and a decrease of $40.4 million, or 1.84% from the fourth quarter of 2007.  The decrease from the linked quarter is primarily attributable to an $83.3 million decrease in short-term investments driven by the decline in client deposits (see discussion below), partially offset by a $25.1 million increase in average loans.  Compared to the fourth quarter of 2007, the decrease primarily reflects a decrease in average short-term investments ($80.1 million) partially offset by a $32.0 million increase in average loans and a $7.7 million increase in investment securities.  Our loan pipelines have increased during the second half of the year due to the efforts of our bankers to reach quality clients who are interested in moving or expanding their banking relationships.  Year over year, growth was primarily attributable to commercial real estate mortgages and home equity loans.

At the end of the fourth quarter, nonperforming assets (including nonaccrual loans, restructured loans, and other real estate owned) totaled $107.8 million, an increase of $40.1 million, or 59% from the third quarter and $79.7 million, or 283% from the fourth quarter of 2007.  The level of nonaccrual loans increased $35.4 million to $96.9 million compared to the prior linked quarter due primarily to the addition of loans to builders, investors, and other borrowers whom operate within our residential real estate markets, which are experiencing continued stress due to general economic conditions, significant slow-down in purchase activity, and property de-valuation.  Vacant residential land loans represented 49% of our nonaccrual balance at year-end.  In aggregate, a reserve equal to approximately 31% has been allocated to these loans.   Restructured loans totaled $1.7 million at the end of the fourth quarter.  Other real estate owned totaled $9.2 million at the end of the fourth quarter.  Nonperforming assets represented 5.48% of loans and other real estate at the end of the fourth quarter compared to 3.51% and 1.47% at the end of the prior quarter and year-end 2007, respectively.

Average total deposits were $1.946 billion for the fourth quarter, a decrease of $84.8 million, or 4.2%, from the third quarter and a decrease of $70.9 million, or 3.5%, from the fourth quarter of 2007.   On a linked quarter basis, the decline in deposits primarily reflects a lower level of NOW account balances (primarily public funds and legal settlement accounts) and certificates of deposit balances.  This decline in the public funds balances generally reflects the timing of tax receipts and certain public entity clients seeking higher yield.  Compared to the fourth quarter of 2007, a majority of the decrease in deposits has been realized in the money market and certificates of deposit categories.  The decrease in the money market account balance is due to lower account balances maintained by both businesses and individuals, which we believe is attributable to lower rates and distressed economic conditions. The decline in the certificate of deposit category reflects a combination of proceeds migrating to other deposit categories, as well as transferring to higher rate paying competitors.  Despite the disruption in the market, we continue to pursue prudent pricing discipline and have chosen not to compete with higher rate paying competitors for these deposits.

We maintained an average net overnight funds (deposits with banks plus Fed funds sold less Fed funds purchased) purchased position of $18.0 million during the fourth quarter of 2008 as compared to an average net overnight funds sold position of $86.5 million in the third quarter of 2008 and $84.1 million in the fourth quarter of 2007.  The decline in the funds position primarily reflects a decline in deposit balances as discussed above, coupled with growth in the loan portfolio.

Discussion of Operating Results

Tax equivalent net interest income for the fourth quarter of 2008 was $28.4 million compared to $27.8 million for the third quarter of 2008 and $28.2 million for the fourth quarter of 2007.  For the twelve months of 2008, tax equivalent net interest income totaled $111.3 million compared to $114.7 million in 2007.

The increase in the net interest income on a linked quarter basis and from the fourth quarter of 2007 reflects lower cost of funds resulting from a favorable shift in the mix of deposits and lower market rates.  Management responded aggressively to the federal funds rate reductions which began in September 2007, and believe we have successfully neutralized the overall impact.  Higher foregone interest on nonaccrual loans and a decline in loan fees partially offset the improvement in net interest income.  Additionally, the fourth quarter of 2008 was favorably impacted by $784,000 attributable to the resolution of a problem loan which was acquired in a prior acquisition.  The net interest margin of 5.26% expanded by 25 basis points over the linked quarter and 16 basis points over the fourth quarter of 2007, primarily attributable to the favorable shift in the mix of deposits and aggressive deposit repricing.

The decrease in net interest income for the twelve months ended December 31, 2008 as compared to the same period of 2007 was attributable to a higher level of foregone interest associated with the increased level of nonperforming assets.  Year over year, the increase in foregone interest coupled with the influx of municipal deposits, which produce relatively thin spreads, led to compression in our net interest margin of 29 basis points.

Average negotiated deposits, which include public funds, grew from $377 million in the fourth quarter of 2007 to $435 million in the current quarter, but were down from $538 million in the second quarter of 2008.  We believe this reduction is partially attributable to state budgetary concerns and local governments seeking higher yields.  Although the year over year growth in public funds has had a positive impact on net interest income, it has had an adverse impact on our margin percentage due to the relatively thin spreads.

The provision for loan losses for the current quarter was $12.5 million compared to $10.4 million in the third quarter of 2008 and $1.7 million for the fourth quarter of 2007.  The provision for the full year of 2008 totaled $32.5 million compared to $6.2 million in 2007.  The increase in the provision for both periods generally reflects current stressed economic conditions and the associated impact on consumers, housing, and real estate markets.  Over the course of the year, a majority of the increase in our provision has been driven by higher reserves needed for our consumer loan portfolio and for loans where repayment is reliant on activity within residential real estate markets, primarily loans to builders and investors (both business and individual).  The increase in the provision for the current quarter reflects a higher level of loan charge-offs which were $6.0 million, or 1.24% of average loans, and an increase in both general and impaired loan reserves required for loans where repayment is tied to residential real estate market activity, which has significantly slowed and has been hampered by property de-valuation.  We continue to perform a detailed review and valuation assessment of our impaired loans on a quarterly basis and adjust specific reserves or charge off losses, as appropriate, based on collateral valuations.  At quarter-end, the allowance for loan losses was 1.89% of outstanding loans (net of overdrafts) and provided coverage of 38% of nonperforming loans compared to 1.59% and 49%, respectively at the end of the third quarter and .95% and 72%, respectively at the end of the fourth quarter of 2007.

Noninterest income for the fourth quarter decreased $6.9 million, or 34.1%, from the third quarter of 2008 primarily attributable to a pre-tax gain of $6.25 million from the sale of a portion of the bank’s merchant services portfolio and a one-time gain from the sale of a banking office ($241,000), both of which were recognized in the third quarter.  Lower deposit fees of $303,000 driven by a three day processing variance also contributed to the decline for the quarter.  As compared to the fourth quarter of 2007, noninterest income declined $2.5 million, or 15.9% due to lower deposit fees ($449,000) primarily reflective of a higher level of overdraft charge-offs, and a lower level of trust fees ($165,000) and mortgage banking fees ($133,000), both of which reflect turbulent market conditions.   Merchant fees also declined $1.1 million, or 62.7%, reflecting a sale of a major portion of this portfolio early in the third quarter of 2008.  A one-time gain of $540,000 recognized during the fourth quarter of 2007 from the sale of a banking office also contributed to the unfavorable variance.  For the full year of 2008, noninterest income grew $7.7 million, or 13.0%, from the comparable period in 2007 due primarily to the aforementioned gain from the merchant services portfolio sale, a gain from the redemption of Visa Inc. shares during the first quarter of 2008 ($2.4 million) and strong improvement in deposit fees ($1.6 million).  These improvements were partially offset by reductions in mortgage banking fees ($1.0 million) and merchant services fees ($1.7 million).

Noninterest expense for the fourth quarter increased $1.1 million, or 3.6%, over the third quarter of 2008 primarily attributable to higher expenses for advertising ($459,000), legal ($201,000), and professional fees ($284,000).  Other real estate owned write-downs also increased $186,000 during the quarter.  The increase in advertising was driven by our branding campaign which kicked off in late November.  Legal expense increased due to a higher level of legal support needed for problem loan collection/workout efforts.  The increase in professional fees primarily reflects an increase to both our internal and external audit expense accruals.  As compared to the same quarter in 2007, noninterest expense declined $612,000 or 1.9% due to a one-time pre-tax charge of $1.9 million in the fourth quarter of 2007 for Visa Inc litigation.  The favorable variance created by the Visa charge was partially offset by higher pension expense.

For the full year of 2008, noninterest expense declined $520,000 or .43% reflecting the impact of the one-time $1.9 million Visa litigation charge in the fourth quarter of 2007 and the reversal of $1.1 million in Visa reserves during the first quarter of 2008.  Lower interchange expense ($1.5 million) reflecting the aforementioned sale of a portion of the merchant services portfolio also contributed to the favorable variance for the year.  Partially offsetting the aforementioned favorable variances was higher salary expense ($1.1 million), legal fees ($501,000), FDIC insurance premiums ($555,000), commission fees ($879,000), and other real estate owned expenses ($1.0 million).  The increase in salary expense reflects routine merit raises during the course of the year.  Legal expense increased due to a higher level of legal support needed for problem loan collection/workout efforts.  Our FDIC insurance premium increased during the second half of the year primarily reflecting the full use of our premium credits.  The variance in commission fees reflects the cost of supporting our working capital financing product; the revenues of which are reflected in noninterest income and more than offset the higher expense.  Expense related to our other real estate owned properties was higher due to an increase in general holding costs driven by a higher level of properties, but more significantly the unfavorable variance was driven by subsequent valuation adjustments (write-downs) on properties.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 68 banking offices and 80 ATMs in Florida, Georgia and Alabama.  Since 2005, the Company has been named as a Dividend Achiever by Mergent, Inc., a leading provider of information on publicly traded companies.  To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
EARNINGS
Net Income	$(1,703)	$4,838	$7,664	$15,225	$29,683
Diluted Earnings Per Common Share	$(0.10)	$0.29	$0.44	$0.89	$1.66
PERFORMANCE
Return on Average Equity	-2.24%	6.34%	10.16%	5.06%	9.68%
Return on Average Assets	-0.28%	0.76%	1.21%	0.59%	1.18%
Net Interest Margin	5.26%	5.01%	5.10%	4.96%	5.25%
Noninterest Income as % of Operating Revenue	32.42%	42.64%	36.49%	38.11%	34.57%
Efficiency Ratio	71.21%	59.27%	68.51%	64.91%	66.77%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.34%	13.54%	13.05%	13.34%	13.05%
Total Capital Ratio	14.69%	15.15%	14.05%	14.69%	14.05%
Tangible Capital Ratio	7.76%	8.67%	7.71%	7.76%	7.71%
Leverage Ratio	11.51%	11.21%	10.83%	11.51%	10.83%
Equity to Assets	11.20%	12.17%	11.19%	11.20%	11.19%
ASSET QUALITY
Allowance as % of Non-Performing Loans	37.52%	48.55%	71.92%	37.52%	71.92%
Allowance as a % of Loans	1.89%	1.59%	0.95%	1.89%	0.95%
Net Charge-Offs as % of Average Loans	1.24%	0.50%	0.34%	0.71%	0.27%
Nonperforming Assets as % of Loans and ORE	5.48%	3.51%	1.47%	5.48%	1.47%
STOCK PERFORMANCE
High	$33.32	$34.50	$34.00	$34.50	$36.40
Low	$21.06	$19.20	$24.60	$19.20	$24.60
Close	$27.24	$31.35	$28.22	$27.24	$28.22
Average Daily Trading Volume	43,379	45,717	52,489	39,293	39,385

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

						Twelve Months Ended
						December 31
(Dollars in thousands, except per share data)	2008 Fourth Quarter	2008 Third Quarter	2008 Second Quarter	2008 First Quarter	2007 Fourth Quarter	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$31,570	$32,435	$33,422	$35,255	$37,730	$132,682	$154,567
Investment Securities	1,627	1,744	1,810	1,894	1,992	7,075	7,843
Funds Sold	32	475	1,028	1,574	1,064	3,109	2,913
Total Interest Income	33,229	34,654	36,260	38,723	40,786	142,866	165,323

INTEREST EXPENSE
Deposits	3,848	5,815	7,162	10,481	11,323	27,306	44,687
Short-Term Borrowings	110	230	296	521	639	1,157	2,871
Subordinated Notes Payable	937	936	931	931	936	3,735	3,730
Other Long-Term Borrowings	587	488	396	331	343	1,802	1,794
Total Interest Expense	5,482	7,469	8,785	12,264	13,241	34,000	53,082
Net Interest Income	27,747	27,185	27,475	26,459	27,545	108,866	112,241
Provision for Loan Losses	12,497	10,425	5,432	4,142	1,699	32,496	6,163
Net Interest Income after Provision for Loan Losses	15,250	16,760	22,043	22,317	25,846	76,370	106,078

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,807	7,110	7,060	6,765	7,256	27,742	26,130
Data Processing Fees	937	873	812	813	853	3,435	3,133
Asset Management Fees	935	1,025	1,125	1,150	1,100	4,235	4,700
Retail Brokerage Fees	630	565	735	469	619	2,399	2,510
Gain on Sale of Investment Securities	3	27	30	65	7	125	14
Mortgage Banking Revenues	292	331	506	494	425	1,623	2,596
Merchant Fees	650	616	2,074	2,208	1,743	5,548	7,257
Interchange Fees	1,007	1,073	1,076	1,009	962	4,165	3,757
Gain on Sale of Portion of Merchant Services Portfolio	0	6,250	0	0	0	6,250	0
ATM/Debit Card Fees	744	742	758	744	705	2,988	2,692
Other	1,306	1,600	1,542	4,082	2,153	8,530	6,511
Total Noninterest Income	13,311	20,212	15,718	17,799	15,823	67,040	59,300

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,492	15,417	15,318	15,604	14,472	61,831	60,279
Occupancy, Net	2,503	2,373	2,491	2,362	2,378	9,729	9,347
Furniture and Equipment	2,368	2,369	2,583	2,582	2,534	9,902	9,890
Intangible Amortization	1,308	1,459	1,459	1,459	1,458	5,685	5,834
Other	9,331	8,298	8,905	7,791	10,772	34,325	36,642
Total Noninterest Expense	31,002	29,916	30,756	29,798	31,614	121,472	121,992

OPERATING PROFIT	(2,441)	7,056	7,005	10,318	10,055	21,938	43,386
Provision for Income Taxes	(738)	2,218	2,195	3,038	2,391	6,713	13,703
NET INCOME	$(1,703)	$4,838	$4,810	$7,280	$7,664	$15,225	$29,683

PER SHARE DATA
Basic Earnings	$(0.10)	$0.29	$0.28	$0.42	$0.44	$0.89	$1.66
Diluted Earnings	$(0.10)	$0.29	$0.28	$0.42	$0.44	$0.89	$1.66
Cash Dividends	0.190	0.185	0.185	0.185	0.185	0.745	0.710
AVERAGE SHARES
Basic	17,126	17,124	17,146	17,170	17,444	17,141	17,909
Diluted	17,135	17,128	17,147	17,178	17,445	17,147	17,912

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2008 Fourth Quarter	2008 Third Quarter	2008 Second Quarter	2008 First Quarter	2007 Fourth Quarter

ASSETS
Cash and Due From Banks	$88,143	$71,062	$108,672	$97,525	$93,437
Funds Sold and Interest Bearing Deposits	6,806	27,419	192,786	241,202	166,260
Total Cash and Cash Equivalents	94,949	98,481	301,458	338,727	259,697

Investment Securities, Available-for-Sale	191,569	193,978	185,971	186,944	190,719

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	206,230	189,676	196,075	202,238	208,864
Real Estate - Construction	141,973	148,160	150,907	152,060	142,248
Real Estate - Commercial	656,959	639,443	622,282	624,826	634,920
Real Estate - Residential	468,399	473,962	481,397	482,058	481,150
Real Estate - Home Equity	218,500	212,118	205,536	197,093	192,428
Consumer	246,973	252,743	244,071	238,663	243,415
Other Loans	15,838	7,378	9,436	10,506	7,222
Overdrafts	2,925	3,749	7,111	7,014	5,603
Total Loans, Net of Unearned Interest	1,957,797	1,927,229	1,916,815	1,914,458	1,915,850
Allowance for Loan Losses	(37,004)	(30,544)	(22,518)	(20,277)	(18,066)
Loans, Net	1,920,793	1,896,685	1,894,297	1,894,181	1,897,784

Premises and Equipment, Net	106,433	104,806	102,559	100,145	98,612
Intangible Assets	92,883	94,192	95,651	97,109	98,568
Other Assets	82,072	66,308	69,479	75,406	70,947
Total Other Assets	281,388	265,306	267,689	272,660	268,127

Total Assets	$2,488,699	$2,454,450	$2,649,415	$2,692,512	$2,616,327

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$419,696	$382,878	$416,992	$432,904	$432,659
NOW Accounts	758,976	698,509	814,380	800,128	744,093
Money Market Accounts	324,646	368,453	387,011	381,474	386,619
Regular Savings Accounts	115,261	116,858	118,307	116,018	111,600
Certificates of Deposit	373,595	396,086	426,236	462,081	467,373
Total Deposits	1,992,174	1,962,784	2,162,926	2,192,605	2,142,344

Short-Term Borrowings	62,044	47,069	51,783	61,781	53,131
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	51,470	53,074	36,857	29,843	26,731
Other Liabilities	41,294	29,841	38,382	47,723	38,559

Total Liabilities	2,209,869	2,155,655	2,352,835	2,394,839	2,323,652

SHAREOWNERS' EQUITY
Common Stock	171	171	171	172	172
Additional Paid-In Capital	36,783	36,681	36,382	38,042	38,243
Retained Earnings	262,890	267,853	266,171	264,538	260,325
Accumulated Other Comprehensive Loss, Net of Tax	(21,014)	(5,910)	(6,144)	(5,079)	(6,065)

Total Shareowners' Equity	278,830	298,795	296,580	297,673	292,675

Total Liabilities and Shareowners' Equity	$2,488,699	$2,454,450	$2,649,415	$2,692,512	$2,616,327

OTHER BALANCE SHEET DATA
Earning Assets	$2,156,172	$2,148,626	$2,295,572	$2,342,604	$2,272,829
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	7,084	8,345	9,756	11,167	12,578
Other	988	1,036	1,084	1,131	1,179
Interest Bearing Liabilities	1,748,879	1,742,936	1,897,461	1,914,212	1,852,434

Book Value Per Diluted Share	$16.27	$17.45	$17.33	$17.33	$17.03
Tangible Book Value Per Diluted Share	10.85	11.94	11.74	11.67	11.30

Actual Basic Shares Outstanding	17,127	17,125	17,111	17,175	17,183
Actual Diluted Shares Outstanding	17,136	17,129	17,112	17,183	17,184

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2008	2008	2008	2008	2007
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$30,544	$22,518	$20,277	$18,066	$18,001
Provision for Loan Losses	12,497	10,425	5,432	4,142	1,699
Net Charge-Offs	6,037	2,399	3,191	1,931	1,634

Balance at End of Period	$37,004	$30,544	$22,518	$20,277	$18,066
As a % of Loans	1.89%	1.59%	1.18%	1.06%	0.95%
As a % of Nonperforming Loans	37.52%	48.55%	51.80%	54.32%	71.92%
As a % of Nonperforming Assets	34.31%	45.10%	47.12%	49.34%	64.15%

CHARGE-OFFS
Commercial, Financial and Agricultural	$331	$275	$407	$636	$370
Real Estate - Construction	1,774	77	158	$572	58
Real Estate - Commercial	293	(35)	1,115	126	133
Real Estate - Residential	2,264	797	817	176	209
Consumer	1,993	1,797	1,232	1,170	1,302

Total Charge-Offs	$6,655	$2,911	$3,729	$2,680	$2,072

RECOVERIES
Commercial, Financial and Agricultural	$68	$68	$55	$139	$47
Real Estate - Construction	0	4	0	0	0
Real Estate - Commercial	0	1	13	1	2
Real Estate - Residential	128	6	24	3	5
Consumer	422	433	446	606	384

Total Recoveries	$618	$512	$538	$749	$438

NET CHARGE-OFFS	$6,037	$2,399	$3,191	$1,931	$1,634
QTD Average Loans	1,940,083	1,915,008	1,908,802	1,909,573	1,908,069
Net Charge-Offs as a % of Average Loans(1)	1.24%	0.50%	0.67%	0.41%	0.34%

RISK ELEMENT ASSETS
Nonaccruing Loans	$96,876	$61,509	$41,738	$35,352	$25,120
Restructured Loans	1,744	1,403	1,733	1,980	0
Total Nonperforming Loans	98,620	62,912	43,471	37,332	25,120
Other Real Estate	9,222	4,813	4,322	3,768	3,043
Total Nonperforming Assets	$107,842	$67,725	$47,793	$41,100	$28,163
Capital	315,834	329,339	319,098	317,949	310,741
Past Due Loans 90 Days or More	$88	$50	$896	$842	$416
EOM Loans	1,957,797	1,927,229	1,916,815	1,914,458	1,915,850
Nonperforming Loans as a % of Loans	5.04%	3.26%	2.27%	1.95%	1.31%
Nonperforming Assets as a % of
Loans and Other Real Estate	5.48%	3.51%	2.49%	2.14%	1.47%
Nonperforming Assets as a % of Capital(2)	34.15%	20.56%	14.98%	12.93%	9.06%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Fourth Quarter 2008			Third Quarter 2008			Second Quarter 2008			First Quarter 2008			Fourth Quarter 2007			December 2008 YTD			December 2007 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,940,083	31,772	6.52%	$1,915,008	32,622	6.78%	$1,908,802	33,610	7.08%	$1,909,574	35,453	7.47%	$1,908,069	37,969	7.89%	$1,918,417	133,457	6.96%	$1,934,850	155,434	8.03%

Investment Securities
Taxable Investment Securities	90,296	813	3.59%	93,723	940	3.99%	93,814	1,028	4.38%	94,786	1,108	4.67%	99,055	1,226	4.93%	93,149	3,889	5.04%	103,840	4,949	4.76%
Tax-Exempt Investment Securities	103,817	1,252	4.82%	98,966	1,234	4.99%	94,371	1,200	5.09%	90,790	1,207	5.32%	87,358	1,178	5.39%	97,010	4,893	4.16%	84,849	4,447	5.24%

Total Investment Securities	194,113	2,065	4.25%	192,689	2,174	4.50%	188,185	2,228	4.73%	185,576	2,315	4.99%	186,413	2,404	5.15%	190,159	8,782	4.61%	188,689	9,396	4.97%

Funds Sold	16,645	32	0.74%	99,973	475	1.86%	206,984	1,028	1.96%	206,313	1,574	3.02%	96,748	1,064	4.31%	132,073	3,109	2.32%	59,989	2,913	4.79%

Total Earning Assets	2,150,841	$33,869	6.27%	2,207,670	$35,271	6.36%	2,303,971	$36,866	6.43%	2,301,463	$39,342	6.87%	2,191,230	$41,437	7.50%	2,240,649	$145,348	6.48%	2,183,528	$167,743	7.68%

Cash and Due From Banks	76,027			77,309			82,182			94,247			85,598			82,410			86,692
Allowance for Loan Losses	(30,347)			(22,851)			(20,558)			(18,227)			(18,127)			(23,015)			(17,535)
Other Assets	266,797			266,510			269,176			268,991			260,981			267,861			254,532

Total Assets	$2,463,318			$2,528,638			$2,634,771			$2,646,474			$2,519,682			$2,567,905			$2,507,217

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$684,246	$636	0.37%	$727,754	$1,443	0.79%	$788,237	$1,935	0.99%	$773,891	$3,440	1.79%	$608,347	$2,980	1.94%	$743,327	$7,454	1.00%	$557,060	$10,748	1.93%
Money Market Accounts	360,940	716	0.79%	369,544	1,118	1.20%	376,996	1,210	1.29%	389,828	2,198	2.27%	404,406	3,217	3.16%	374,278	5,242	1.40%	397,193	13,667	3.44%
Savings Accounts	117,311	28	0.09%	117,970	30	0.10%	117,182	29	0.10%	113,163	34	0.12%	113,527	57	0.20%	116,413	121	0.10%	119,700	279	0.23%
Time Deposits	379,266	2,468	2.59%	410,101	3,224	3.13%	443,006	3,988	3.62%	467,280	4,809	4.14%	471,454	5,069	4.27%	424,748	14,489	3.41%	474,728	19,993	4.21%
Total Interest Bearing Deposits	1,541,763	3,848	0.99%	1,625,369	5,815	1.42%	1,725,421	7,162	1.67%	1,744,162	10,481	2.42%	1,597,734	11,323	2.81%	1,658,766	27,306	1.65%	1,548,681	44,687	2.89%

Short-Term Borrowings	69,079	110	0.62%	51,738	230	1.76%	55,830	296	2.13%	68,095	521	3.06%	64,842	639	3.89%	61,181	1,157	1.88%	66,397	2,871	4.31%
Subordinated Notes Payable	62,887	937	5.83%	62,887	936	5.83%	62,887	931	5.86%	62,887	931	5.96%	62,887	936	5.91%	62,887	3,735	5.84%	62,887	3,730	5.93%
Other Long-Term Borrowings	53,261	587	4.39%	43,237	488	4.48%	34,612	396	4.60%	27,644	331	4.82%	28,215	343	4.83%	39,735	1,802	4.54%	37,936	1,794	4.73%

Total Interest Bearing Liabilities	1,726,990	$5,482	1.26%	1,783,231	$7,469	1.67%	1,878,750	$8,785	1.88%	1,902,788	$12,264	2.59%	1,753,678	$13,241	3.00%	1,822,569	$34,000	1.87%	1,715,901	$53,082	3.09%

Noninterest Bearing Deposits	404,103			405,314			415,125			404,712			419,002			407,299			441,765
Other Liabilities	29,998			36,498			40,006			42,170			47,660			37,147			42,934

Total Liabilities	2,161,091			2,225,043			2,333,881			2,349,670			2,220,340			2,267,015			2,200,600

SHAREOWNERS' EQUITY:	$302,227			$303,595			$300,890			$296,804			$299,342			$300,890			$306,617

Total Liabilities and Shareowners' Equity	$2,463,318			$2,528,638			$2,634,771			$2,646,474			$2,519,682			$2,567,905			$2,507,217

Interest Rate Spread		$28,387	5.01%		$27,802	4.69%		$28,081	4.55%		$27,078	4.28%		$28,196	4.50%		$111,348	4.61%		$114,661	4.59%

Interest Income and Rate Earned(1)		$33,869	6.27%		$35,271	6.36%		$36,866	6.43%		$39,342	6.87%		$41,437	7.50%		$145,348	6.48%		$167,743	7.68%
Interest Expense and Rate Paid(2)		5,482	1.01%		7,469	1.35%		8,785	1.53%		12,264	2.14%		13,241	2.40%		34,000	1.52%		53,082	2.43%

Net Interest Margin		$28,387	5.26%		$27,802	5.01%		$28,081	4.90%		$27,078	4.73%		$28,196	5.10%		$111,348	4.96%		$114,661	5.25%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% federal rate.
(2) Rate calculated based on average earning assets.